UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Earliest Event Reported: July 29, 2004

Date of Report: August 3, 2004

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
Ferrellgas, L.P.
Ferrellgas Finance Corp.

(Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	001-11331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671

(States or other jurisdictions of incorporation or organization)	Commission file numbers	(I.R.S. Employer Identification Nos.)

One Liberty Plaza, Liberty, Missouri 64068

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (816) 792-1600

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Underwriting Agreement dated July 29, 2004
Legal Opinion of Mayer, Brown, Rowe & Maw LLP
Legal Opinion of Mayer, Brown, Rowe & Maw LLP
Press Release dated August 3, 2004

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Underwritten Public Offering of Common Units

     We filed a press release today announcing the closing of our underwritten public offering of 2,500,000 common units. We received net proceeds of approximately $47.875 million from the offering, based on the public offering price of $20.00 per common unit and after deducting underwriting discounts and commissions.

     The underwriting agreement under which we issued and sold the common units referenced above, and the press release referenced above, are filed as Exhibit 1.1 and Exhibit 99.1, respectively, to this Current Report and are hereby incorporated by reference into this description.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

     Not applicable

(b) Pro forma financial information

     Not applicable

(c) Exhibits

     The exhibits listed in the Index to Exhibits are filed as part of this Current Report on Form 8-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P. By Ferrellgas, Inc., its general partner
Date: August 3, 2004	By	/s/ Kevin T. Kelly
Kevin T. Kelly
Senior Vice President and Chief Financial Officer

FERRELLGAS PARTNERS FINANCE CORP.
Date: August 3, 2004	By	/s/ Kevin T. Kelly
Kevin T. Kelly
Senior Vice President and Chief Financial Officer

FERRELLGAS, L.P. By Ferrellgas, Inc., its general partner
Date: August 3, 2004	By	/s/ Kevin T. Kelly
Kevin T. Kelly
Senior Vice President and Chief Financial Officer

FERRELLGAS FINANCE CORP.
Date: August 3, 2004	By	/s/ Kevin T. Kelly
Kevin T. Kelly
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated July 29, 2004 among Ferrellgas Partners, L.P., Ferrellgas, L.P., Ferrellgas, Inc. and the several underwriters named therein.

5.1	Legal opinion of Mayer, Brown, Rowe & Maw LLP dated August 3, 2004 as to the legality of the common units issued by Ferrellgas Partners, L.P. pursuant to the Underwriting Agreement referenced in Exhibit 1.1 herewith.

8.1	Legal opinion of Mayer, Brown, Rowe & Maw LLP dated August 3, 2004 as to tax matters.

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (contained in Exhibit 5.1 and in Exhibit 8.1 herewith).

99.1	Press Release of Ferrellgas Partners, L.P. dated August 3, 2004 announcing the closing of its public offering of 2,500,000 common units.